(a)(3) CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF FORMATION OF THE REGISTRANT

Delaware

The First State

I,  JEFFREY   W.   BULLOCK,   SECRETARY   OF  STATE   OF   THE  STATE OF DELAWARE,   DO  HEREBY  CERTIFY   THE ATTACHED IS  A  TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ROCHDALE HIGH YIELD ALTERNATIVE    STRATEGIES    MASTER   FUND  LLC",  CHANGING  ITSNAME FROM "ROCHDALE  HIGH  YIELD  ALTERNATIVE  STRATEGIES  MASTER   FUND  LLC"   TO  "CITY  NATIONAL  ROCHDALE  HIGH  YIELD   ALTERNATIVE   STRATEGIES   MASTER FUND  LLC",   FILED   IN   THIS   OFFICE   ON   THE   TENTH   DAY   OF SEPTEMBER, A.D. 2013,  AT 10:08  O'CLOCK P.M.

You may verify this certificate online at corp.delaware.gov/authver.shtml

Sep.10.2013          7:17PM
No. 1519          P.2

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:08 PM 09/10/2013
FILED 10:08 PM 09/10/2013
SRV 131074809 - 4219521 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

ROCHDALE IDGH YIELD ALTERNATIVE STRATEGIES MASTER FUND LLC

1.	The name of the limited liability company is Rochdale High Yield Alternative Strategies Master Fund LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Article First of the Certificate of Formation shall be amended as follows: FIRST: The name of the limited liability company is:  City National  Rochdale High Yield Alternative Strategies Master Fund  LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 10th day of September, 2013.

Title:   Chief Compliance Officer